Exhibit 10.2


                              INTERACTNETWORKS, INC
                               RESELLER AGREEMENT

This Reseller Agreement (this "Agreement") is entered into and effective as of June 6, 2003 ("Effective Date") by and between:

InteractNetworks,                           Y3K Secure Enterprise Software, Inc.
Inc.
1611 116th Ave NE, Suite 225                108 West Stewart Street
Bellevue, WA  98004 U.S.A.                  Puyallup, WA 98371
(hereinafter referred to as ("Interact")    (hereinafter referred to as
                                            ("Reseller")

                                    RECITALS

WHEREAS, Interact is engaged in the licensing and distribution of network vulnerability assessment hardware appliances and software systems; and

WHEREAS, Reseller is a technology reseller which wishes to provide the Products for sale to third parties; and

NOW, THEREFORE, by reason of the foregoing premises, and in consideration of the mutual covenants set forth in this Agreement, the parties agree as follows:

                                    ARTICLE I
                       RESELLER CLASSIFICATION/DEFINITIONS

(a) RESELLER CLASSIFICATION: Reseller hereby represents and agrees that it will resell the Products described in Exhibit A attached hereto and defined below, in conjunction with a Value-Added Component.

(b) CUSTOMERS: The term "Customer(s)" is defined and limited to those third party business entities not affiliated with the Reseller whose principal place of business is located within the United States through which Reseller distributes the Products and provides Value-Added Components.

(c) PRODUCTS: The term "Product(s)" shall be defined and limited to the hardware appliances and softwarelisted in Exhibit A.

(d) UNAUTHORIZED USE. The term "Unauthorized Use" means any use, possession, knowledge, viewing, inspection, examination, copying, disclosure, or other activity by Reseller involving any part of the Products that is not expressly authorized under the this Agreement or otherwise in writing by Interact.

(e) SALE/RESALE: The term "Sale" or "Resale" (in any tense or form) whenever used in this Agreement shall mean the transfer of ownership of the hardware component of the Product from Reseller to a Customer, but shall not include the transfer of ownership of the Software or any rights relating thereto, but shall include the distribution of the Software to the Customer. The Customer's use of the Software shall be governed by a separate end user software license agreement, required between Customer and Interact, and the Customer's acceptance of such license agreement shall be a precondition to the Customer using the Product. The Reseller may receive royalties resulting from such end user software license per other sections of this Agreement, but the software component of the Product is not sold or resold to the Customer by the Reseller.

(f) VALUE-ADDED COMPONENT: The term "Value-Added Component" shall mean the product installation, system integration and support services that must be provided by Reseller to Customers in conjunction with the sale of the Product.

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                                   ARTICLE II
                          GENERAL TERMS AND CONDITIONS

1. SCOPE OF THIS AGREEMENT

1.1 Appointment of Reseller. Subject to all the terms and conditions set forth herein, Interact hereby appoints Reseller as a non-exclusive reseller of the Products in the United States, and Reseller hereby accepts such appointment. Interact agrees to sell the hardware component of the Products to Reseller for resale only to the Customers upon the terms and conditions set forth in this Agreement and Interact agrees to provide a copy of the Software component of the Products to Reseller for distribution to Customers.

1.2 Non-exclusive. The Reseller acknowledges that its right to Sell the Products under this Agreement is non-exclusive, and that Interact reserves the right to sell and distribute any of its products to any customers in the world, and to appoint any third party to do so, without giving the Reseller notice thereof and without incurring any liability to the Reseller therefore. Further, nothing herein shall be deemed to preclude the Reseller from selling software systems and/or hardware that are competitive with the Products.

1.3 Status as Independent Contractor. The relationship established between Interact and the Reseller by this Agreement is that of a vendor to its vendee and nothing herein contained shall be deemed to establish or otherwise create a relationship of principal and agent between Interact and the Reseller. The Reseller represents that it is an independent contractor who will not be deemed an agent of Interact for any purpose whatsoever and neither the Reseller nor any of its agents or employees will have any right or authority to assume or create any obligation of any kind, whether express or implied, on behalf of Interact. This Agreement is not a franchise agreement and does not create a franchise relationship between the parties and if any provision of this Agreement is deemed to create a franchise between the parties, then this Agreement will be deemed null and void and will automatically terminate as if such provision had been deemed unenforceable by a court as provided in Section 12.8.

1.4 Terms. Interact shall sell and/or license the Products to the Reseller upon the terms and conditions set forth in this Agreement at the prices and/or fees set forth in Exhibit A or the then current pricing and discount schedule. Interact may increase or decrease the price of the Products by giving the Reseller thirty (30) days notice and such new pricing will apply to all of the Reseller's orders received by Interact after the effective date set forth in such notice.

         In the event of a list price increase and upon Reseller's request, Interact shall extend, for a period of up to sixty (60) days, the then-current net purchase price for outstanding written bids in which Reseller has offered Products to its End Users; provided Reseller submits in writing, a list of its then-current outstanding written bids within ten (10) days after being notified of a price change.

         Each Sale of a Product to a Customer by Reseller shall constitute a separate transaction, obligating the Reseller to pay Interact at the specified rates set forth in Exhibit A or the then current pricing and discount schedule. Reseller shall notify Interact within seven (7) days of the date of signature of any agreement authorizing the sale of Product to a Customer.

1.5 Discontinuation/Changes to Products. Interact may, in its sole discretion, discontinue the sale of any of the Products and any parts/accessories thereto (except where continued availability is required by law) and make such changes affecting their form, fit or function as it, in its sole discretion, determines, without incurring any liability to the Reseller.

2. SOFTWARE AND TRADEMARK LICENSE GRANTS

2.1 Software License. Products delivered by Interact hereunder may contain or require the use of separable software (the "Software"), which is defined herein to include (i) computer programs consisting of hard-wired logic instructions and/or instruction sequences in machine-readable code, contained on a magnetic tape, diskette, semiconductor device or other memory device or system memory which provides basic logic, operating instructions and user-related application instructions and (ii) documentation used to describe, maintain and use the programs. Interact and Reseller acknowledge and agree that such Software includes intellectual property rights owned or held by Interact, including but not limited to patent rights, copyright rights, utility models rights, trade secret rights, trademark rights, rights of publicity, authors' rights, mask work rights, contract and licensing rights, goodwill and all other intellectual property rights, as may exist now and/or hereafter come into existence and all applications therefor and registrations, continuations, continuations-in-part, divisions, reissues, reexaminations, renewals and extensions thereof, regardless of whether such rights arise under the laws of the United States or any other state, country or jurisdiction. Notwithstanding any other provisions of this Agreement and/or reference to "sale" of Products in this Agreement, the title to, and ownership of, the Software shall remain with Interact.

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         Interact   hereby   grants  to  Reseller  a  personal,   non-exclusive,
non-assignable license to (I) distribute to Reseller's Customers the Software for use solely in connection with the Products sold pursuant to this Agreement and subject to Interact's standard software license terms contained in the End User Software License Agreement (the "EUSLA") attached hereto as Exhibit B and
(II)  demonstrate  the  Software  to  prospective   Customers  pursuant  to  the
Technology Evaluation Agreement referenced in Section 2.6 and attached hereto in
Section 2.6. Reseller shall sell and distribute the Products only to Customers who agree in writing with Reseller to accept the terms of the EUSLA.

2.2      License to Interact Trademark.

          a. Interact grants to Reseller a limited, worldwide, non-exclusive, license during the term of this Agreement to use the Interact trademarks for purposes of marketing and sales of the Products. Reseller will strictly comply with all guidelines provided by Interact concerning the use of its trademarks.

          b. All uses of Interact's trademarks and related goodwill will inure solely to Interact and Reseller will obtain no rights with respect to any of Interact's trademarks, except for the limited license granted in this Section 2.3, and Reseller irrevocably assigns to Interact any rights and goodwill in Interact's trademarks that it may acquire. Reseller will not attempt to register any of Interact's trademarks or any marks or trade names that are confusingly similar to Interact's trademarks.

2.3 Reservation of Rights. The Software is licensed per Section 2.2 above, not sold, by Interact to Reseller, and nothing in this Agreement will be interpreted or construed as a sale or purchase of the Software whether expressed or implied. Reseller will not have any rights in or to the Software except as expressly granted in this Agreement. Interact reserves to itself all rights to the Software not expressly granted to Reseller in accordance with this Agreement. Interact retains all copyright, patents, trademark, trade secrets and other intellectual property rights in and to the Software. Reseller acknowledges that the Software, all copies of the Software, any derivative works, compilations, and collective works of the Software, and any know-how and trade secrets related to the Software are the sole and exclusive property of Interact and contain Interact's confidential and proprietary materials.

2.4 Software License Fees. In consideration of the rights and licenses granted herein, Reseller agrees to pay Interact the amounts described in Exhibit A or the then current pricing and discount schedule. All such payments shall be paid under the same payment terms as those described in Section 3. Such payment shall not apply if Customers purchase Software directly from Interact following expiration of any such Customer's one (1) year license.

2.5 Demonstration License. Notwithstanding anything to the contrary, Reseller shall not be obligated to make payments pursuant to Section 2.5 for use of the Software by Reseller solely for purposes of demonstration to prospective customers in accordance with Section 2.2(II) and otherwise in compliance with the EUSLA. In the event Reseller desires to demonstrate the Software to prospective customers, Reseller and such customer shall enter into the
Technology Evaluation Agreement attached hereto as Exhibit C and such demonstration shall be undertaken in accordance with such agreement.

3. PURCHASE, DELIVERY, DEPLOYMENT AND SUPPORT

3.1 Firm Purchase Orders. All orders for Products placed by Reseller hereunder shall be evidenced by the Reseller's firm purchase order and shall be subject to all of the provisions set forth in this Agreement. By placing each order, the Reseller confirms its agreement with and acceptance of all such terms and conditions. In the event of any discrepancy between the provisions set forth herein, on the one hand, and any purchase order, order confirmation, or other communication between the parties, whether or not acknowledged by the other party, on the other hand, the provisions hereof shall prevail. In addition, any additional terms contained in any purchase order, order confirmation or other communication between the parties, whether or not acknowledged by the other party, shall not be binding on either party unless both parties expressly accept such additional terms in writing. No order for any Product placed by Reseller hereunder shall be binding on Interact unless, and until, accepted by Interact. Within five (5) business days after the receipt of a Reseller's purchase order hereunder, Interact shall either provide a written or email acknowledgement of acceptance of the purchase order or written or email objections to the purchase order. If Interact fails to provide any such written or email acknowledgment or objection within five (5) business days of its receipt of any Reseller's purchase order hereunder, the purchase order shall be deemed to be rejected by Interact and of no further force and effect. Purchase orders shall provide details sufficient to identify the customer, the applicable Product and Product details, and the shipping instructions.

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3.2         Pricing and  Reseller  Discount.  For Products  acquired  under this
Agreement. Reseller shall pay to Interact the then-current applicable list price minus the discounts set forth in Exhibit A ("Reseller Terms of Sale") or the then current discount schedule. Such applicable list prices do not include any additional charges for shipment, insurance, taxes, duties, handling, and similar costs, which shall be paid by Reseller. Reseller shall set its own prices without consultation with Interact. The discounts set forth in Exhibit A are subject to change by Interact. Interact will provide Reseller 30 days notice before any changes to the discounts are made.

3.3 Payment Terms. All prices are expressed, and shall be payable, in United States Dollars. Payment terms shall be net thirty (30) days from the date of invoice. An additional two percent (2%) discount shall be granted for payments made in net ten (10) days from the date of invoice. Interact shall issue invoices upon shipment. To the extent Reseller shall fail to make payments as specified in this Agreement, or if for any other bona fide reason Interact deems itself to be insecure as to payment, Interact may demand that Reseller make full or partial payment in advance, open for Interact's benefit irrevocable documentary letters of credit, obtain for Interact's benefit bank guaranties, provide current financial statements for Reseller, and/or provide other satisfactory security or guaranties that invoices will be promptly paid when due. All Products sold hereunder shall be invoiced to Reseller, and Reseller shall be responsible for invoicing its Customer. Interact reserves the right to charge interest at one and one half percent (1.5%) per month on any unpaid balance owing by Reseller from the date on which the unpaid balance was due to Interact.

3.4 Taxes. The Reseller shall bear the cost of any taxes (exclusive of taxes based on the net income of Interact), levies, duties and fees of any kind, nature or description whatsoever applicable to any of the Products supplied by Interact to the Reseller. The Reseller will pay Interact all such sums upon demand unless the Reseller provides Interact, at the time of the submission of its purchase orders, tax exemption certificates or licenses acceptable to the appropriate taxing authorities.

3.5 Shipment Schedules. Interact will ship Products to Reseller or to Reseller's Customers as indicated in the purchase order.

3.6 U.S. Domestic. For all orders for shipment of Products hereunder to destinations within the U.S. 48 contiguous states, all prices shall be stated in the Exhibit A or the then current pricing schedule and all Products purchased by Reseller from Interact hereunder shall be shipped, F.O.B. [Factory]. All transportation, insurance and handling charges for Products so shipped shall be borne by Reseller.

3.7 International. For all orders for shipment of Products by Interact hereunder from the U.S. to a destination outside the U.S. 48 contiguous states,
shipping tents shall be Ex works (Factory).   For all shipments from the U.S. to
foreign destinations, title to all Products shall pass outside the U.S. Customs territory.

3.8 Cancellation of Ordered Products. All Products ordered hereunder are considered customized products. After Reseller has received notice from Interact of acceptance of an order but prior to the originally scheduled shipment date, Reseller will be able to cancel, reduce, reconfigure or reschedule the order without the prior written consent of Interact; provided, however, that Reseller shall not do so unreasonably. Reseller shall not have the right to take any such action after the order has been shipped and the Reseller shall not have the right to return product to Interact for credit without Interact's written permission.

3.9 Deployment Services. Reseller is solely responsible for deploying the Products for Customers (at a minimum to include preliminary installation, configuration, and testing of the Product on the Customer's network) unless Reseller has contracted to have Interact perform specific deployment services at Interact's rate for Professional Services in accordance with the terms of a separate statement of work.

3.10     Support Services.

a. Interact Support Responsibilities. Interact Support Fees to Resellers are set forth in Exhibit A of this Agreement (or the then current Support Fee Schedule) and incorporated here by reference.

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b. Reseller Support Responsibilities.  Reseller, or its designee, will be solely
responsible   for   providing  all   technical,   service,   warranty,   return,
troubleshooting,   telephone,  and  other  training,  service,  and  support  to
Customers relating to the Products. Under no circumstances will Reseller facilitate, instruct, or encourage its Customers to contact Interact directly. Reseller is fully responsible for the product knowledge and technical support skills of its personnel. Reseller will promptly return calls for support and other services related to the Products and will otherwise use commercially reasonable efforts to assist Customers to resolve any questions concerning the Products.

4. RESELLER OBLIGATIONS

4.1 General Restrictions. Except as otherwise explicitly provided in this Agreement or as may be expressly permitted by applicable law, Reseller will not, and will not permit or authorize third parties to: (a) reproduce, modify, translate, enhance, decompile, disassemble, reverse engineer, or create derivative works of the Products; (b) provide, divulge, disclose, or make available to, or permit the use of the Products by any third party; (c) alter, encode, copy, distribute or transmit any digital media or other information using the Products without obtaining all necessary copyright and other permissions; nor (d) circumvent or disable any technological features or measures in the Products for the protection of intellectual property rights, managed distribution of digital media, or the collection of information.

4.2      Customer Network Access.      Without receipt of prior written approval
from the Customer, Reseller shall not access Customer's network or data residing upon Customer's network utilizing the Products.

4.3 Proprietary Rights Notices. Reseller will neither alter nor remove any copyright notice or other proprietary rights notices that may appear on any part of the Products. In addition, when reproducing any part of the Products in accordance with this Agreement, Reseller must include all copyright and other proprietary rights notices as are currently contained on each part of the Products or as may be reasonably specified from time to time by Interact.

4.4 Compliance with Laws. Reseller will maintain high standards of professionalism and will at all times comply with all applicable laws, statutes, ordinances, and regulations and refrain from any unethical conduct or any other conduct that tends to damage the reputation of Interact or the Products. Reseller will regularly and continuously inform Interact of any requirements of laws, statutes, ordinances, rules, and regulations of any and all governmental authorities that directly or indirectly affect Reseller's use of the Products.

4.5 Export. The Products may be subject to United States export control laws, including the U.S. Export Administration Act and its associated regulations, and may be subject to export or import regulations in other countries. Reseller must comply strictly with all such regulations that are now or later in effect and acknowledges that it has the responsibility to obtain licenses to export, re-export, or import the Products.

4.6 No Warranties. Reseller will not make or publish any representations, warranties, or guarantees on behalf of Interact concerning the Products without Interact's specific prior written approval.

4.7 Protection against Unauthorized Use. Reseller acknowledges that the Products and any other materials furnished to Reseller by Interact involve valuable proprietary rights of Interact. Reseller will take appropriate steps and precautions for the protection of the Products. Without limiting the generality of the foregoing, Reseller will use its best efforts to prevent any Unauthorized Use and immediately notify Interact in writing of any Unauthorized Use that comes to Reseller's attention. In the event of any Unauthorized Use by anyone who obtained access to the Products directly or indirectly through Reseller or any of its Customer or any of their employees, agents, representatives, or contractors, Reseller will take all steps reasonably necessary to terminate such Unauthorized Use and to retrieve any copy of the applicable Products in the possession or control of the person or entity engaging in such Unauthorized Use. Reseller will provide to Interact such cooperation and assistance related to any such Unauthorized Use as Interact may reasonably request.

4.8 Reference. Subject to Section 12 regarding confidentiality, Reseller will (a) make one or more representatives reasonably available for reference inquiries from potential Interact customers, partners, and investors, (b) permit Interact to create and publish a case study describing in general terms the nature of Reseller's use of the Products, (c) permit Interact to issue and publish a press release containing a quotation from a representative of Reseller announcing that Reseller has licensed the Products and the general context of the intended use, and (d) allow the name and logo of Reseller to be posted on Interact's web site and in marketing and advertising materials subject to compliance with Reseller's brand guidelines or other specifications regarding logo usage.

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4.9      Additional Reseller Responsibilities.  The Reseller:

                           a. will provide Customer with information on registering for the Customer's one-year subscription to receive Software updates and Vulnerability Test updates directly from Interact via an on-line registration process.

                           b. will notify Customer of Customer's obligation to enter into a separate license agreement with Interact governing the Customer's use of the Software and that execution of such agreement is a precondition to Customer using the Product.

                           c.  will  sell  the  Product   with   Product-related
                           materials in a mutually acceptable manner.

                           d. shall not sell the Products in any manner other than with the Value-Added Components, except as provided by written consent from Interact.

                           e. will maintain and enforce on a commercially-reasonable basis, the Reseller's Customer agreements for the Products that are consistent with the Reseller's obligations hereunder, including contractual provisions that:

                                i. such Customer not re-sell the Products.

                                ii. sales of the Product may be suspended and Products recalled if any such Reseller is in breach of these requirements.

                           f. will obtain and/or maintain customer service support functions sufficient to meet all reasonable inquiries and needs of Customers.

                           g. Will use diligent efforts to promote vigorously the marketing and distribution of the Products to realize the maximum sales potential for the Products. Reseller shall be solely responsible for all costs and expenses related to advertising, marketing, promoting and distributing the Products.

                           h. Reseller shall provide Interact with reasonably prompt written notification of comments or complaints made by Customers about the Products and any problems with the Products or their use or suggested improvements to the Products of which Reseller becomes aware. All such information shall be the property and Confidential Information of Interact.

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5. RECORDS AND AUDIT  RIGHTS.  Reseller  agrees to make,  and to maintain  until three (3) years after the last payment under this Agreement is due and paid, complete books, records and accounts with respect to Reseller's distribution of and payments for Products hereunder and its compliance with terms and conditions of this Agreement. Such records shall include number of units shipped by product and platform, serial numbers, Customer information, date of shipment, copies of purchase orders and invoices and support contract information. Reseller shall maintain a list of all sales transactions involving the Products on a separate
register  or  document,   which   document  shall  include  all  sales  numbered
sequentially and by date and shall include each Customer name, address and product serial numbers. Interact shall have the right to audit such books and records for purposes of verification of the sales and inventory information with respect to the Products. Any such audit shall be conducted by Interact or its representatives during normal business hours, and Reseller shall cooperate fully with Interact or its representatives in any such audit. Any underpayment shall be payable immediately. Any such audit shall be performed at Interact's expense during normal business hours; provided, that the cost of such audit shall be paid by the Reseller if such audit reveals an underpayment by the Reseller of more than five percent (5%) of the amounts payable by the Reseller to Interact in any six (6) month period.

6. TERM AND TERMINATION

6.1 Term. This Agreement will commence upon the Effective Date and will continue for 3 years unless this Agreement is terminated in accordance with
Section 6. The Agreement will thereafter be automatically renewed for one year at a time unless terminated by either party with three months' written notice prior to start of such automatic renewal.

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6.2      Termination For Cause.   Either  party  may immediately  terminate this
Agreement by giving the other notice if such other party:

         a. defaults in the payment of any monies it owes to the other when due and such default continues for a period of ten (10) days after notice thereof; or,

         b. defaults in the performance of any of its obligations under any of the terms or conditions of this Agreement other than as provided in subsection
(a)above, which default is not remedied within thirty (30) days after notice thereof; or,

       c. defaults in the performance of any of its obligations under the terms and conditions of this Agreement which default by its nature, cannot be remedied; or,

       d. engages directly or indirectly in any attempt to defraud the party issuing such notice; or,

       e. is unable to pay any and/or all of its debts as they become due or becomes insolvent or ceases to pay any and/or all of its debts as they mature in the ordinary course of business, or makes an assignment for the benefit of its creditors; or,

       f. is liquidated or dissolved or if any proceedings are commenced by, for or against it under any bankruptcy, insolvency, reorganization of debts or debtors relief law, or law providing for the appointment of a receiver or trustee in bankruptcy.

6.3        Notice  of   Material   Breach  or   Default.       If  either  party
commits a material breach or default in the performance of any of its obligations under this Agreement, then the other party may give the defaulting party written notice of the material breach or default (including a statement of the facts relating to the material breach or default, the provisions of this Agreement that are in material breach or default, and the action required to cure the material breach or default) and the non-defaulting party's intention to terminate the Agreement pursuant to Section 6.3 if the material breach or default is not cured within thirty (30) days after the defaulting party's receipt of such notice (or such later date as may be specified in such notice). Without limiting the foregoing, any failure by Reseller to timely pay to Interact any amounts owing under this Agreement will constitute a material breach of this Agreement.

6.4         Notice   of   Termination.             If   the   defaulting   party
fails to cure a material breach or default specified in any notice under Section 6 within thirty (30) days after receipt of such notice (or such later date as may be specified in such notice), then the non-defaulting party may terminate this Agreement by giving the defaulting party written notice of termination.

6.5 Post-Termination Obligations. If this Agreement or any licenses in this Agreement are terminated for any reason:

             a. Reseller will pay to Interact any fees, reimbursable expenses, compensation, or other amounts that have accrued prior to the effective date of the termination, as well as any fees received from Customers following the effective date of termination;

             b. Reseller will continue any support obligations incurred to Customers who have purchased the Interact Solution per section 3.10(b); and

             c. Any and all liabilities accrued prior to the effective date of the termination will survive.

7. WARRANTIES AND DISCLAIMER

7.1        Mutual  Warrantee.  Each party  represents  and warrants to the other
           -----------------
that (i) it has the right and power to enter into and fully perform the obligations it has undertaken in this Agreement; (ii) it is not under any obligations, contractual or otherwise, to any other entity that might conflict, interfere, or be inconsistent with any of the provisions of this Agreement; and
(iii) it shall comply with all federal, state and local laws, rules and regulations necessary for it to perform its obligations under this Agreement.

7.2      Reseller's Warranty.

       a. Warranty. Interact warrants to Reseller that the Products shall conform in all material respects in normal use to their Specifications for one
(1) calendar year ("Warranty Period"). All dates are calculated from the date of shipment to Reseller. In the event of a failure of Products to conform to their Specifications during the Warranty Period, Reseller shall return any such non-conforming Products to Interact for Interact's inspection. In the event that such Products do not conform to their Specifications, Interact shall have the right, at its sole option, either: (a) to repair such Products to make them conform to their Specifications; (b) to replace such Products with conforming Products; or (c) to pay to Reseller a pro rated refund of money paid by Reseller for such non-conforming Products, reduced on a straight-line basis over one (1) year from the date of initial delivery of such Products to Reseller. The foregoing expresses Reseller's sole remedy, and Interact's sole liability, for any breach of warranty by Interact hereunder. b. Scope of Warranty. The foregoing warranty is solely and exclusively for Products, and does not apply to any other goods or services of Interact, Reseller or of third parties, and does not apply to the combination of Products with any other goods or services or for any misuse or abuse of the Products or the use of the Products in any manner inconsistent with the documentation.

       c. Product Returns. Prior to returning any Product, whether for exchange or warranty or non-warranty action, Reseller must obtain a Return Materials Authorization ("RMA ") number from Interact, and display such RMA number prominently on the packaging of such returned Products. Reseller must return the Product to Interact, with shipping charges prepaid. Interact will not accept collect shipments. Any Product returned to Interact, which is not returned in accordance with the terms of this Agreement, may be refused by Interact, at its sole discretion. Reseller may accept returns from End Users and Reseller may send such returned Products to Interact.

       d. Out of Warranty Repair. For Products which fail to conform to their Specifications after the warranty period has expired, but during the term of this Agreement, Reseller may return such Products to Interact for repair or replacement at Interact's then-current prices and terms after obtaining an RMA number. Net prices for repair and replacement parts are as indicated in Interact's then-current service and support Price List and are not eligible for further discounting.

7.3        Disclaimer.   INTERACT   HEREBY   DISCLAIMS   AND   EXCLUDES   ANY
REPRESENTATIONS OR WARRANTIES THAT THE PRODUCTS ARE COMPATIBLE WITH ANY COMBINATION OF PRODUCTS NOT FURNISHED BY INTERACT WHICH THE RESELLER OR ANY PURCHASER OR END USER MAY CHOOSE TO CONNECT TO THE PRODUCT EXCEPT FOR THOSE
EXPRESSLY APPROVED IN WRITING BY INTERACT. INTERACT EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR RESELLER'S PURPOSE, QUALITY, ACCURACY, TITLE, AND NON-INFRINGEMENT. INTERACT DOES NOT WARRANT AGAINST
INTERFERENCE WITH THE ENJOYMENT OF THE INTERACT SOLUTION OR AGAINST INFRINGEMENT. INTERACT DOES NOT WARRANT THAT THE PRODUCTS ARE ERROR-FREE OR THAT OPERATION OF THE PRODUCTS WILL BE SECURE OR UNINTERRUPTED. INTERACT DOES NOT WARRANT THAT THE PRODUCTS WILL DETECT EVERY VULNERABILITY OF A CUSTOMER'S NETWORK, THAT INFORMATION AVAILABLE THROUGH THE PRODUCTS WILL BE ACCURATE, COMPLETE, OR CURRENT, OR THAT ERRORS OR DEFECTS WILL BE CORRECTED. RESELLER UNDERSTANDS AND AGREES THAT THE DISCLAIMER OF WARRANTIES IN THIS AGREEMENT IS FAIR AND REASONABLE AND A FUNDAMENTAL PART OF THIS AGREEMENT AND THAT INTERACT WOULD NOT AGREE TO ENTER THIS AGREEMENT WITHOUT SUCH DISCLAIMER.

8. INTELLECTUAL PROPERTY INFRINGEMENT

8.1      Interact's indemnity of the Reseller.

       a. I nteract agrees to protect, defend, hold harmless and indemnify the Reseller from and against any and all liabilities, damages and actions arising out of any claim that the Products infringe any valid U.S. patent, trademark or copyright of third parties, except where any such claims arise or result from
(i) the misuse of Products; (ii) alteration of the Products as furnished by Interact; (iii) use of the Products furnished by Interact in the manner for which the same were neither designed nor contemplated; or (iv) a patent, trademark or copyright in which the Reseller or an affiliate or subsidiary of the Reseller has any direct or indirect interest by license or otherwise. This indemnification and hold harmless provision shall extend only to damages and costs assessed against the Reseller embodied in a final judgment by a court of competent jurisdiction holding that such Products constitute an infringement of a valid U.S. patent, trademark or copyright or damages and costs incurred by the Reseller as a result of a settlement entered into with the prior written consent of Interact. Interact shall not be responsible for any loss of profits or the Reseller's incidental or consequential damages or losses.

       b. Reseller will promptly notify Interact of any suit or threat of suit as to which Interact may have obligations under the above provisions and be given reasonable opportunity to defend the same. The Reseller shall reasonably cooperate with Interact with regard to the defense of any suit or threatened suit and Interact shall have authority to settle or otherwise dispose of any such suit or threatened suit, and to appeal any judgment that may be entered. This indemnity shall be effective with respect to all Products sold by Interact to the Reseller on or after the date set forth above and shall continue until terminated by written notice by Interact to the Reseller upon ten (10) days prior notice. Termination of this indemnity shall not affect its applicability as to Products sold by Interact to the Reseller prior to the termination date thereof.

8.2      Reseller's indemnity of Interact.

       a. The Reseller agrees to protect, defend, hold harmless and indemnify Interact from and against any and all liabilities, damages and actions arising out of any claim that the software or other products or services of the Reseller bundled with or sold in conjunction with the Products or in connection with this Agreement ("Reseller Goods") infringe any valid U.S. patent, trademark or copyright of third parties. This indemnification and hold harmless provision shall extend only to damages and costs assessed against Interact embodied in a final judgment by a court of competent jurisdiction holding that such Reseller Goods constitute an infringement of a valid U.S. patent, trademark or copyright or damages and costs incurred by Interact as a result of a settlement entered into with the prior written consent of the Reseller. The Reseller shall not be responsible for any loss of profits or Interact's incidental or consequential damages or losses.

       b. Interact will promptly notify the Reseller of any suit or threat of suit as to which the Reseller may have obligations under the above provisions and be given reasonable opportunity to defend the same. The Reseller shall reasonably cooperate with Interact with regard to the defense of any suit or threatened suit and Interact shall have authority to settle or otherwise dispose of any such suit or threatened suit, and to appeal any judgment which may be entered. This indemnity shall be effective with respect to all Products sold by Interact to the Reseller on or after the date set forth above and shall continue until terminated by written notice by Interact to the Reseller upon ten (10) days prior notice. Termination of this indemnity shall not affect its applicability as to Products sold by Interact to the Reseller prior to the termination date thereof.

9. PRODUCT INDEMNITIES

9.1 Reseller. The Reseller shall protect, defend, hold harmless and indemnify Interact and its officers, directors and employees from and against any claims, suits, liabilities, losses, fines, penalties, damages and expenses (including reasonable attorneys' and experts' fees and costs) arising from or incident to the Reseller Goods and/or the Reseller's breach of its obligations or responsibilities under this Agreement including, without limitation on the foregoing, its obligations under Section 4.

9.2 Interact. Interact agrees to protect, defend, hold harmless and indemnify the Reseller against any and all liabilities damages and actions, directly and solely arising out of any personal injury to a Customer from its use of the Products sold by Interact to the Reseller. Interact's obligation to defend the Reseller in connection with such indemnity, however, shall terminate with respect to such a claim in the event Interact obtains and furnishes to the Reseller information that reasonably supports the conclusion that the Reseller altered the Products or made warranties or representation not expressly permitted in writing by Interact or that the Products were not used in the manner intended or used in violation of the EUSLA.

10. LIMITATIONS OF LIABILITY

10.1 Disclaimer of Consequential Damages. UNDER NO CIRCUMSTANCES WILL INTERACT BE LIABLE TO THE RESELLER FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, INCLUDING, BUT NOT LIMITED TO, COMPENSATION, REIMBURSEMENT OR DAMAGES ON ACCOUNT OF THE LOSS OF PRESENT OR PROSPECTIVE PROFITS, EXPENDITURES, INVESTMENTS OR COMMITMENTS, WHETHER MADE IN THE ESTABLISHMENT, DEVELOPMENT OR MAINTENANCE OF BUSINESS REPUTATION OR GOODWILL, FOR LOSS OF DATA, COST OF SUBSTITUTE PRODUCTS, COST OF CAPITAL, AND THE CLAIMS OF ANY THIRD PARTY, OR FOR ANY OTHER REASON WHATSOEVER.

10.2 Cap on Liability. UNDER NO CIRCUMSTANCES WILL INTERACT'S TOTAL LIABILITY OF ALL KINDS ARISING OUT OF OR RELATED TO THIS AGREEMENT (INCLUDING BUT NOT LIMITED TO WARRANTY CLAIMS), REGARDLESS OF THE FORUM AND REGARDLESS OF WHETHER ANY ACTION OR CLAIM IS BASED ON CONTRACT, TORT, OR OTHERWISE, EXCEED THE TOTAL AMOUNT PAID BY RESELLER TO INTERACT UNDER THIS AGREEMENT DURING THE PRIOR TWELVE
(12)  MONTH  PERIOD  (DETERMINED  AS OF THE  DATE OF ANY  FINAL  JUDGMENT  IN AN
ACTION).

10.3 Independent Allocations of Risk. EACH PROVISION OF THIS AGREEMENT THAT PROVIDES FOR A LIMITATION OF LIABILITY, DISCLAIMER OF WARRANTIES, OR EXCLUSION OF DAMAGES IS TO ALLOCATE THE RISKS OF THIS AGREEMENT BETWEEN THE PARTIES. THIS ALLOCATION IS REFLECTED IN THE PRICING OFFERED BY INTERACT TO RESELLER AND IS AN ESSENTIAL ELEMENT OF THE BASIS OF THE BARGAIN BETWEEN THE PARTIES. EACH OF THESE PROVISIONS IS SEVERABLE AND INDEPENDENT OF ALL OTHER PROVISIONS OF THIS AGREEMENT, AND EACH OF THESE PROVISIONS WILL APPLY EVEN IF THE WARRANTIES IN THIS AGREEMENT HAVE FAILED OF THEIR ESSENTIAL PURPOSE.

11.      CONFIDENTIALITY

11.1 "Confidential Information" means any trade secrets or other information of a party, whether of a technical, business, or other nature (including, without limitation, information relating to a party's technology, software, products, services, designs, methodologies, business plans, finances, marketing plans, Resellers, prospects, or other affairs), that is disclosed to a party during the term of this Agreement and that such party knows or has reason to know is confidential, proprietary, or trade secret information of the disclosing party. Confidential Information does not include any information that: (a) was known to the receiving party prior to receiving the same from the disclosing party in connection with this Agreement; (b) is independently developed by the receiving party without use of or reference to the Confidential Information of the disclosing party by individuals who have had no access to such Confidential Information; (c) is acquired by the receiving party from another source without restriction as to use or disclosure; or (d) is or becomes part of the public domain through no fault or action of the receiving party. "Confidential Information" will only include items covered by this definition and that are disclosed or embodied in materials delivered in tangible form (including diskette, CD, email, and other means of electronic delivery) and clearly marked as proprietary or confidential or, if disclosed orally, are summarized in writing, clearly marked as proprietary or confidential, and provided to the receiving party within 30 days following each such disclosure.

11.2 Restricted Use and Nondisclosure. During and after the term of this Agreement, each party will: (a) use the other party's Confidential Information solely for the purpose for which it is provided; (b) not disclose the other party's Confidential Information to a third party unless the third party must access the Confidential Information to perform in accordance with this Agreement and the third party has executed a written agreement that contains terms that are substantially similar to the terms contained in this Section 11.2 and (c) protect the other party's Confidential Information from unauthorized use and disclosure to the same extent (but using no less than a reasonable degree of care) that it protects its own Confidential Information of a similar nature.

11.3 Required Disclosure. If either party is required by law to disclose the Confidential Information or the terms of this Agreement, the disclosing party must give prompt written notice of such requirement before such disclosure and assist the non-disclosing party in obtaining an order protecting the Confidential Information from public disclosure.

11.4 Return of Materials. Upon the termination or expiration of this Agreement, or upon earlier request, each party will deliver to the other all Confidential Information that they may have in its possession or control. Notwithstanding the foregoing, neither party will be required to return materials that it must retain in order to receive the benefits of this Agreement or properly perform in accordance with this Agreement.

11.5 Existing Obligations. The obligations in this Section 11.5 are in addition to, and supplement, eachparty's obligations of confidentiality under any nondisclosure or other agreement between the parties.

11.6 Injunctive Relief. Each party agrees that any breach of any of its obligations with respect to confidentiality or use of the disclosing party's Confidential Information hereunder is likely to cause or threaten irreparable harm to the disclosing party, and, accordingly, the receiving party agrees that in the event of such breach the disclosing party shall be entitled to seek equitable relief to protect its interest therein, including but not limited to preliminary and permanent injunctive relief, as well as money damages.

12.      GENERAL

12.1 Relationship. Reseller will be and act as an independent contractor and not as the agent or representative of Interact in the performance of this Agreement. This Agreement will not be interpreted or construed as (a) creating or evidencing any association, joint venture, partnership, or franchise between the parties; (b) imposing any partnership or franchise obligation or liability on either party; or (c) prohibiting or restricting Interact's performance of any services for any third party. Reseller must not represent to anyone that Reseller is an agent of Interact or is otherwise authorized to bind or commit Interact in any way without Interact's prior written authorization.

12.2 Assignability. Reseller may not assign its right, duties, or obligations under this Agreement without Interact's prior written consent. If consent is given, this Agreement will bind Reseller's successors and assigns. Any attempt by Reseller to transfer its rights, duties, or obligations under this Agreement except as expressly provided in this Agreement is void.

12.3 Subcontractors. Interact may utilize a subcontractor or other third party to perform its duties under this Agreement so long as Interact remains responsible for all of its obligations under this Agreement.

12.4 Nonsolicitation. During the term of this Agreement and for a period of one year thereafter, Reseller will not, directly or indirectly, employ or solicit the employment or services of a Interact employee or independent contractor without the prior written consent of Interact.

12.5 Notices. Any notice required or permitted to be given in accordance with this Agreement will be effective if it is in writing and sent by certified or registered mail, or insured courier, return receipt requested, to the appropriate party at the address set forth below and with the appropriate postage affixed. Either party may change its address for receipt of notice by notice to the other party in accordance with this Section. Notices are deemed given two business days following the date of mailing or one business day following delivery to a courier.

To Reseller:                                        To Interact:
-----------                                         ------------
At the address set forth on the first page hereto.  InteractNetworks, Inc.
                                                    1611 116th Ave NE, Suite 225
                                                    Bellevue, WA  98004 U.S.A.
                                                    ATTN: Chad Storey

12.6 Force Majeure. Interact will not be liable for, or be considered to be in breach of or default under this Agreement on account of any delay or failure to perform as required by this Agreement as a result of any cause or condition beyond Interact's reasonable control, so long as Interact uses all commercially reasonable efforts to avoid or remove such causes of non-performance.

12.7 Governing Law; Jurisdiction. This Agreement will be interpreted, construed, and enforced in all respects in accordance with the local laws of the State of Washington, U.S.A without reference to its choice of law rules and not including the provisions of the 1980 U.N. Convention on Contracts for the International Sale of Goods. The parties agree to the exclusive jurisdiction of the state and federal courts located in King County, Washington.

12.8 Arbitration. To ensure rapid and economical resolution of any disputes which may arise under this Agreement, the parties agree that any and all disputes or controversies of any nature whatsoever, arising from or regarding the interpretation, performance, enforcement or breach of this Agreement shall be resolved by confidential, final and binding arbitration (rather than trial by jury or court or resolution in some other forum) to the fullest extent permitted by law. Any arbitration proceeding pursuant to this Agreement shall be conducted by the American Arbitration Association ("AAA") in Seattle, Washington under the then existing AAA arbitration rules. If for any reason all or part of this arbitration provision is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not effect any other portion of this arbitration provision or any other jurisdiction, but this provision will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable part or parts of this provision had never been contained herein, consistent with the general intent of the parties insofar as possible.

12.9 Waiver. The waiver by either party of any breach of any provision of this Agreement does not waive any other breach. The failure of any party to insist on strict performance of any covenant or obligation in accordance with this Agreement will not be a waiver of such party's right to demand strict compliance in the future, nor will the same be construed as a negation of this Agreement.

12.10 Severability. If any part of this Agreement is found to be illegal, unenforceable, or invalid, the remaining portions of this Agreement will remain in full force and effect. If any limitation or restriction on the grant of any license to Reseller under this Agreement is found to be illegal, unenforceable, or invalid, the license will immediately terminate.

12.11 Interpretation. The parties have had an equal opportunity to participate in the drafting of this Agreement and the attached exhibits, if any. No ambiguity will be construed against any party based upon a claim that that party drafted the ambiguous language. The headings appearing at the beginning of several sections contained in this Agreement have been inserted for identification and reference purposes only and must not be used to construe or interpret this Agreement. Whenever required by context, a singular number will include the plural, the plural number will include the singular, and the gender of any pronoun will include all genders.

12.12 Counterparts. This Agreement may be executed in any number of identical counterparts, notwithstanding that the parties have not signed the same counterpart, with the same effect as if the parties had signed the same document. All counterparts will be construed as and constitute the same agreement. This Agreement may also be executed and delivered by facsimile and such execution and delivery will have the same force and effect of an original document with original signatures.

12.13 Entire Agreement. This Agreement supersedes, terminates and otherwise renders null and void any and all prior written and/or oral agreements between the Reseller and Interact with respect to the matters herein expressly set forth, except that nothing herein contained shall be construed as intended to relieve or release either party from its obligation to make payment of any monies which either party may owe to the other party. This Agreement represents and incorporates the entire understanding of the parties hereto with respect to the matters herein expressly set forth and each party acknowledges that there are no warranties, representations, covenants or understandings of any kind, nature or description whatsoever made by either party to the other, except as are herein expressly set forth. This Agreement may be modified only by a written instrument signed by the parties to this Agreement, which instrument makes specific reference to this Agreement and the changes to be made hereto.

12.14 Survival. The provisions of Sections 2.5 (Reservation of Rights), 6 (Term and Termination), 8 (Intellectual Property Infringement), 9 (Product Indemnities), 10 (Limitation of Liability), and 11 (Confidentiality) shall survive the expiration of this Agreement.

12.15 Attorney Fees. If any legal action, arbitration, mediation or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

The Reseller hereby warrants and represents that the individual executing this Agreement is duly authorized and empowered to bind the Reseller. This Agreement shall be subject to acceptance by Interact through its execution in the space provided below by an authorized representative only.


IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.


Reseller:Y3K Secure Enterprise Software,                InteractNetworks:
Inc.

/s/ James R. Stephens Jr.                               /s/ Chad Storey
--------------------------------                        -----------------

By: James R. Stephens Jr.                               By: Chad Storey

Title: VP Sales and Marketing                           Title: President

EXHIBIT A - PRODUCT PRICE LIST

LockDown VA Small Business Appliance price list, attached

LockDown VA Scanner and Datasafe Appliances price list, attached


Discount levels for New Sales
-------------------------------------------------------------------------------
    Level               Discount                  Annual Commitment

-------------------------------------------------------------------------------
    Gold                  40%                      $100k Annual
-------------------------------------------------------------------------------
    Silver                35%                      $50k Annual
-------------------------------------------------------------------------------
    Bronze                30%                       None
-------------------------------------------------------------------------------


Notes:

a) If the Reseller sells any Update Services before such services are required for continued operation of the Interact Solution, one half of the full discount level applies, i.e. if a reseller is enjoying the Silver Discount level of 35% on new products, then they would receive a discount rate of 17.5% on Update Services.

b) Half of the discount level applies for Extended Hardware Maintenance agreements in all cases.

c)   $120/hr for technical support for Resellers.

d) Discount level adjusted based on the annualized run rate for the previous quarter.

e)   Pricing and Discounts subject to change.